Exhibit 1

POWER OF ATTORNEY

The person whose signature appears below, being an authorized representative of the entity beside his name, hereby makes, constitutes and appoints Shinichiro Haga as the true and lawful attorney-in-fact for the entity beside his name, for the purpose of, from time to time, executing in the respective entity’s name or on the respective entity’s behalf, any and all documents, certificates, instruments, statements, other filings and amendments to the foregoing (collectively, “documents”) determined by Asahi Kasei Corporation to be necessary or appropriate to comply with tender offer, ownership or control-person reporting requirements imposed by any United States or non-United States governmental or regulatory authority, including, without limitation, Schedule TO and Form 13D and any amendments to any of the foregoing as may be required to be filed with the Securities and Exchange Commission, and delivering, furnishing or filing any such documents with the appropriate governmental, regulatory authority or other person, and giving and granting to the attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as each entity below might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. Any such determination by one of the attorneys in-fact shall be conclusively evidenced by such attorney-in-fact’s execution, delivery, furnishing or filing of the applicable document.

Signature	Entity	Date
	Asahi Kasei Corporation	May 28, 2024

/s/ Koshiro Kudo
Koshiro Kudo
President and Representative Director